FORM 8-K
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report:                  November 5, 1996
Name of Registrant:              Cable-Sat Systems, Inc.
State of Incorporation:          Florida
Commission File #:               0-21191
IRS Employer ID#                 65-0581474
Address:                   2105 Hamilton Avenue, Suite 140
                           San Jose,  CA  95125
Telephone:                       (408) 879-6600

Item 4 - Changes in Registrant's Certifying Accountant

(b) The Company has engaged Ernst & Young, LLP as its new independent public accountants effective November 5, 1996. During the period from August 26, 1994 (date of inception), through November 5, 1996, the Company has had no consultations with the newly engaged accountants with regard to either the application of accounting principles as to any specific transaction, either completed or contemplated, the type of audit opinion that would be rendered on the Company's financial statements, or any matter of disagreements with the former accountants.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 1996

Cable-Sat Systems, Inc.

/s/ Abe Ostrovsky
Abe Ostrovsky
Chief Executive Officer